UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2004

GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2004, GenCorp Inc. (“GenCorp” or the “Company”) entered into a new $180 million credit facility (the “Facility”) with a syndicate of lenders. The Facility was arranged by Wachovia Capital Markets, LLC, as Co-Lead Arranger and Sole Book Runner, and The Bank of Nova Scotia, as Co-Lead Arranger. Wachovia Bank, National Association, acts as Administrative Agent for the Facility, with The Bank of Nova Scotia as Syndication Agent, and JPMorgan Chase Bank and The Bank of New York as Documentation Agents.

The Facility provides for an $80 million revolving credit facility maturing on December 6, 2009, and a $100 million credit-linked facility maturing on December 6, 2010. The credit-linked facility consists of a $25 million term loan subfacility and a $75 million letter of credit subfacility. The interest rate on the revolving credit facility is LIBOR plus 275 basis points, subject to adjustment based on the Company’s leverage ratio, and the interest rate on the term loan is LIBOR plus 300 basis points.

The Facility is secured by substantially all the assets of GenCorp, including the stock and assets of its material domestic subsidiaries who are guarantors of the Facility. Under the Facility, the Company is subject to certain limitations including the ability to: incur additional debt or sell assets, with restrictions on the use of proceeds; make certain investments and acquisitions; grant liens; and make restricted payments. The Company is also subject to financial covenants, which include an interest coverage ratio, a leverage ratio, a senior leverage ratio, and a fixed charge coverage ratio.

The Facility is subject to customary events of default, the occurrence of which could lead to an acceleration of the Company’s obligations thereunder.

The Facility replaces the previous credit facility, which was terminated by the Company effective December 6, 2004. The outstanding term loans totaling $141 million plus accrued interest under the previous facility were repaid in full using restricted cash from the proceeds of the GDX Automotive sale in August 2004 and the equity offering in November 2004.

Each of Wachovia Bank, National Association; The Bank of Nova Scotia, The Bank of New York, an affiliate of The Bank of New York Trust Company, N.A.; and JPMorgan Chase Bank, is a lender under the Facility. Each of Wachovia Capital Markets, LLC, an affiliate of Wachovia Bank; BNY Capital Markets, Inc., an affiliate of The Bank of New York Trust Company, N.A.; and J.P. Morgan Securities Inc., an affiliate of JPMorgan Chase Bank was an underwriter of the public offering of 8,625,000 shares of the Company’s common stock, which closed on November 23, 2004. The Bank of New York or affiliates thereof are also the trustees under the indentures governing the Company’s 4% contingent convertible subordinated notes due 2024, 5 3/4% convertible subordinated notes due 2007, 9 1/2% senior subordinated notes due 2013 and 2 1/4% convertible subordinated debentures due 2024. Some of the lenders or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

Item 1.02 Termination of a Material Definitive Agreement.

On December 6, 2004, the Company terminated its senior credit facility evidenced by the Amended and Restated Credit Agreement, dated as of December 28, 2000 and amended and restated as of October 2, 2002 and as subsequently amended from time to time, among the Company, as the Borrower, Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Administrative Agent, ABN AMRO Bank, N.V., as Syndication Agent, and the Bank of Nova Scotia, as Documentation Agent, with Deutsche Bank Securities Inc. and ABN AMRO Incorporated, as Joint Lead Arrangers, and Various Lending Institutions. Some of the lenders or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

At the time it was entered into, the senior credit facility consisted of a $150 million five-year revolving credit facility maturing in December 2005, a $150 million five-year Term Loan A maturing in December 2005 and a $200 million six-year Term Loan B maturing in December 2006. Once repaid, term loans under the senior credit facility could not be reborrowed. The outstanding term loans totaling $141 million plus accrued interest under the senior credit facility were repaid in full on December 6, 2004 using restricted cash from the proceeds of the GDX Automotive sale in August 2004 and the equity offering in November 2004.

The Company’s obligations under the senior credit facility were secured by substantially all of the capital stock of the Company’s material domestic subsidiaries and 65% of the stock of certain of the Company’s foreign subsidiaries, to the extent owned by the Company and its subsidiaries, and by substantially all of its material domestic subsidiaries’ tangible and intangible personal property. The senior credit facility contained certain restrictive covenants that required the Company to meet specific financial ratios. The senior credit facility also subjected the Company and its subsidiaries to restrictions on capital expenditures, the ability to incur additional debt, the disposition of assets, including real estate, and prohibited certain other types of transactions. The senior credit facility permitted dividend payments as long as there was no event of default. The senior credit facility’s four financial covenants were: an interest coverage ratio, a leverage ratio, a fixed charge coverage ratio and a consolidated net worth test.

The senior credit facility was terminated because the Company was able to replace it with a new $180 million credit facility, the terms of which are described in Item 1.01 above. In addition, the Company terminated interest rate swaps on $100 million of the term loans. The costs associated with the termination of the interest rate swaps were immaterial to the Company.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 6, 2004, GenCorp entered into a new $180 million credit facility with a syndicate of lenders, the terms of which are described in Item 1.01 above.

Item 7.01. Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated herein by reference is the text of the registrant’s press release issued on December 6, 2004, in which GenCorp announced that it closed a new $180 million credit facility with a syndicate of lenders. Attached hereto as Exhibit 99.2 and incorporated herein by reference is the text of the registrant’s press release issued on December 6, 2004, in which GenCorp announced that it closed its private offering of $13.3 million in aggregate principal amount of its 2 1/4% Convertible Subordinated Debentures due 2024 pursuant to the partial exercise by an initial purchaser of the debentures of its option to purchase additional debentures. The debentures are convertible, at the option of the holder upon the satisfaction of certain conditions, into cash and, if applicable, the Company’s common stock at an initial conversion price of $20.00 per share, subject to certain adjustments. The initial conversion price is equivalent to a conversion rate of 50 shares per $1,000 principal amount of debentures.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 6, 2004, among GenCorp, as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages thereto and such other Material Domestic Subsidiaries of the Borrower as may from time to time become a party thereto, the several banks and other financial institutions from time to time parties to such Credit Agreement, and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

99.1	GenCorp Inc.’s press release dated December 6, 2004.

99.2	GenCorp Inc.’s press release dated December 6, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCORP INC.

By:	/s/ Mark A. Whitney

Name:	Mark A. Whitney
Title:	Vice President, Law, Deputy General Counsel and
Assistant Secretary

Dated: December 7, 2004

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of December 6, 2004, among GenCorp, as the Borrower, each of those Material Domestic Subsidiaries of the Borrower identified as a “Guarantor” on the signature pages thereto and such other Material Domestic Subsidiaries of the Borrower as may from time to time become a party thereto, the several banks and other financial institutions from time to time parties to such Credit Agreement, and Wachovia Bank, National Association, a national banking association, as Administrative Agent.

99.1	GenCorp Inc.’s press release dated December 6, 2004.

99.2	GenCorp Inc.’s press release dated December 6, 2004.